EXHIBIT 10(a)

                                                                                                                                                January 31, 2008

TO:  CRAIG A. SHELDON

Dear Craig:

This letter confirms that the term of your Employment Agreement dated November 1, 2004, as amended (the “Agreement”), is hereby amended to extend the term of the Agreement for a one year period ending October 31, 2009. As such, (i) Section 1 of the Agreement is amended to provide that the term “Employment Period” means the period commencing on the Effective Date and ending October 31, 2009 and (ii) Section 4.10(i) of the Agreement is amended to change the date therein to October 31, 2009.

Please acknowledge and confirm your agreement to the extension by signing and returning a copy of this letter to Joanna Albrecht.

Sincerely,

/s/ R. Scott Jones
R. Scott Jones
President and CEO

ACKNOWLEDGED and CONFIRMED:

/s/ Craig A. Sheldon
Craig A. Sheldon